Exhibit 99.1

Oscar Health, Inc.

News Release

Oscar Health Prices Upsized $355,000,000 Convertible Senior Subordinated Notes Offering to Scale Long-Term Growth and Consumer and Employer Adoption of the Individual Market

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Net proceeds to support general corporate purposes, including future expansion opportunities fueled by strategic AI and member experience initiatives as well as the potential extension of enhanced premium tax credits

-	Attractive cost of capital compared to other financing alternatives

-	Expect to use a part of proceeds to purchase a call option on Oscar stock that offsets any share dilution, capped at a 100% premium to the stock price at pricing

New York, NY – September 16, 2025—Oscar Health, Inc. (“Oscar”) (NYSE: OSCR) today announced the pricing of its offering of $355,000,000 aggregate principal amount of 2.25% convertible senior subordinated notes due 2030 (the “notes”) in a private offering (the “Offering”) to qualified investors.1 The offering size was increased from the previously announced offering size of $350,000,000 aggregate principal amount of notes. The issuance and sale of the notes are scheduled to settle on September 18, 2025 subject to customary closing conditions. Oscar also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $55,000,000 aggregate principal amount of notes.

Oscar estimates that the net proceeds to Oscar from the Offering will be approximately $342.5 million (or approximately $395.8 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and certain other estimated offering expenses. Oscar intends to use net proceeds from the Offering for general corporate purposes, including to support future expansion fueled by strategic initiatives focused on AI, lowering the cost of care, and enhancing consumer healthcare experiences. The funds will also support additional growth opportunities, including the potential extension of enhanced premium tax credits. In addition, approximately $29.8 million of the net proceeds will be used to fund the cost of entering into the capped call transactions described below. If the initial purchasers exercise their option to purchase additional notes, then Oscar intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions described below. The proceeds from the transaction, net of the cost of the capped call transactions described below, will result in a dollar-for-dollar increase in parent cash.

The notes will be unsecured indebtedness that is subordinated in right of payment to Oscar’s designated senior indebtedness and will accrue interest at a rate of 2.25% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2026. The notes will mature on September 1, 2030, unless earlier repurchased, redeemed or converted. Before June 1, 2030, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after June 1, 2030, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Oscar will settle conversions by paying or delivering, as applicable, cash, shares of its class A common stock or a combination of cash and shares of its class A common stock, at Oscar’s election. The initial conversion rate is 40.2946 shares of class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $24.82 per share of class A common stock. The initial conversion price represents a premium of approximately 32.5% over the last reported sale price of $18.73 per share of Oscar’s class A common stock on September 15, 2025. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Oscar’s option at any time, and from time to time, on or after September 6, 2028 and on or before the 25th scheduled trading day

[1]	Private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)

immediately before the maturity date, but only if the last reported sale price per share of Oscar’s class A common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” (as defined in the indenture for the notes) occur, then, subject to a limited exception, noteholders may require Oscar to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

In connection with the pricing of the notes, Oscar entered into privately negotiated capped call transactions with certain of the initial purchasers or their affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Oscar’s class A common stock underlying the notes. If the initial purchasers exercise their option to purchase additional notes, then Oscar expects to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be $37.46 per share, which represents a premium of 100% over the last reported sale price of Oscar’s class A common stock of $18.73 per share on September 15, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to Oscar’s class A common stock upon any conversion of the notes and/or offset any potential cash payments Oscar is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of Oscar’s class A common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Oscar’s class A common stock and/or purchase shares of Oscar’s class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Oscar’s class A common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Oscar’s class A common stock and/or purchasing or selling Oscar’s class A common stock or other securities of Oscar in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) during any observation period related to a conversion of notes after June 1, 2030 or following any redemption of notes or repurchase of notes by Oscar in connection with any fundamental change and (y) following any repurchase of notes by Oscar other than in connection with a fundamental change with respect to which Oscar exercises its right to terminate a corresponding portion of the capped call transactions). This activity could also cause or avoid an increase or decrease in the market price of Oscar’s class A common stock or the notes, which could affect noteholders’ ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of class A common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of class A common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

On September 11, 2025, Oscar entered into an amendment to the investment agreement dated January 27, 2022, by and among Oscar, funds affiliated with or advised by Dragoneer Investment Group, LLC and certain other purchasers identified therein. The purpose of such amendment was to permit the Offering under the investment agreement.

In connection with the offering, and as a result of the proceeds expected to be raised, Oscar gave notice of its intent to terminate the revolving credit facility that forms part of its senior secured credit agreement, by and among Oscar, Wells Fargo Bank, National Association, as lender and administrative agent, and certain other lenders party thereto from time to time, and Oscar Management Corporation, as a subsidiary guarantor, dated as of February 21, 2021 (as amended by the First Amendment to Credit Agreement, dated as of January 27, 2022, the Second Amendment to Credit Agreement, dated as of July 21, 2023, and the Third Amendment to Credit Agreement, dated as of December 28, 2023, as amended, the “credit agreement”). The termination of the revolving credit facility is contingent on the closing of the Offering and is expected to occur concurrently with the closing of the Offering.

About Oscar Health

Oscar Health, Inc. (“Oscar”) is a leading healthcare technology company built around a full stack technology platform and a relentless focus on serving our members. Oscar has been challenging the status quo in the healthcare system since its founding in 2012, and is dedicated to making a healthier life accessible and affordable for all. Oscar offers Individual & Family plans and health technology solutions that power the healthcare industry through +Oscar. Oscar’s technology drives superior experiences, deep engagement, and high-value clinical care, earning us the trust of approximately 2.0 million members, as of June 30, 2025.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements regarding the completion of the offering, the expected amount and intended use of the net proceeds and the effects of entering into the capped call transactions described above. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, risks related to market conditions, including market interest rates; the trading price and volatility of Oscar’s class A common stock; risks relating to Oscar’s business; and the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, each as filed with the Securities and Exchange Commission (“SEC”), as well as our other filings with the SEC. Oscar may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Contact Information

Investor Contact:

Chris Potochar

VP of Investor Relations

ir@hioscar.com

Media Contact:

Kristen Prestano

VP of Communications

press@hioscar.com